Regen BioPharma Inc.

4700 Spring Street

Suite 304

La Mesa, CA 91942

Via E-mail: lnfo@natco.com

Nevada Agency and Transfer Company

50 West Liberty Street, Suite 880

Reno, NV 89501

Attn: Restricted Securities Department

Re: Irrevocable Transfer Agent Instructions

Ladies and Gentlemen:

Regen Biopharma, Inc, a Nevada corporation (the "Compan}'"), and Coventryy Enterprises, LLC, a Delaware limited liability Company, (the "Investor"), entered into a 10% Promissory Note in the principal amount of $175,000 (the ''Note") with an original issuance date of September 12, 2023.

You are hereby irrevocably authorized and instructed initially to reserve seven hundred thirty-one thousand, eight hundred sixteen (731,816) shares (the “Reserve Shares”) of common stock (the “Common Stock”) of the Company for the Investor for issuance upon the terms stated below. The amount of Common Stock so reserved for the Investor may be increased, from time to time, by written instructions solely of the Investor without any further instructions from the Issuer, to an amount not to exceed approximately four hundred percent (400%) of the number of shares of Common Stock that could be then issuable upon conversion in full of the Note, independently of whether the Investor’s conversion rights had, as of the date of any such request, then vested provided there are a sufficient number of authorized, unissued, and unreserved shares

You are hereby further irrevocably authorized and directed to issue the shares of Common Stock so reserved upon your receipt from the Investor of a notice of conversion (each, a “Notice of Conversion”) executed by the Investor that includes the number of shares of Common Stock to be issued, dollar amount under the Note being converted, and the per-share and aggregate conversion price thereof. If the Investor requests that the shares of Common Stock be issued without a restrictive legend, then the Investor shall furnish an opinion of counsel of the Investor, in form, substance, and scope customary for opinions of counsel in comparable transactions (and satisfactory to the Transfer Agent), to the effect that the shares of Common Stock of the Company issued to the Investor pursuant to the Conversion Notice are not “restricted securities” as defined in Rule 144 and should be issued to the Investor without any restrictive legend. If, as a prospective result of any such issuance, the Investor shall then be the holder of an amount of shares in excess of 4.99% or 9.99% (as a result of the Investor having provided sixty-one (61) days’ written notice to the Company in the manner provided in the Note) of the Company’s the issued and outstanding shares of Common Stock, then, prior to the issuance of such amount as would place the investor’s then-holdings in excess thereof, the Investor shall (i) notify the Transfer Agent of such prospective event and (ii) provide to the Transfer Agent a copy of such filings as may then be required by the Investor under Sections 13 or 16(a) of the Securities Exchange Act of 1934, as amended (the “1934 Act”). You shall have no duty or obligation to confirm the accuracy or the information set forth on the Notice of Conversion or any of the documents related thereto including, but not limited to, any legal opinion or the underlying documents between the Company and the Investor that govern the issuance to which the Notice of Conversion is related. The Company agrees that if the Company desires the Transfer Agent to refrain from issuing the Common Stock as instructed on the Notice of Conversion, for any reason, the Company must obtain an order from a court of competent jurisdiction prohibiting the issuance. In the event of a stock split (forward or reverse) the reserve will automatically adjust to reflect such stock split.

The Transfer Agent will , within 1 business day, honor any request by the Investor for the number of then-issued and outstanding shares of Common Stock, as well as any the number of then-issued and outstanding shares of any other class or series of capital stock of the Company, and will transmit such information to Jack Bodenstein, on behalf of the Investor at jackbodenstein@gmail.com. Further, upon the request of the Investor, the Transfer Agent shall also provide written notification to the Investor by e-mail to Jack Bodenstein, on behalf of the Investor at jackbodenstein@gmail.com, of each issuance of shares of Common Stock during the thirty-five (35)-day period prior or subsequent to the date of any Notice of Conversion, in which written notification the Transfer Agent shall provide the number of such shares so issued, the per-share issuance price thereof, and the name of such issuee therefor. The Transfer Agent hereby agrees, upon request of the Investor, to provide such written notification within two (2) business days. Such requests from the Investor will be no more frequently than on a weekly basis.

The parties acknowledge that the Transfer Agent has no access to information that would allow it to monitor the Investor’s ownership of the Common Stock as the Investor could beneficially own shares registered in the name of a third party. Accordingly, and notwithstanding the Investor’s self-disclosure requirement, as noted above, the Transfer Agent shall have no duty to monitor or otherwise require compliance with the limitations on the Investor’s ownership of the Common Stock as specified in these Irrevocable Transfer Agent Instructions (these “Instructions”).

As of the date of these Instructions, the Company is participating in the Depository Trust Company’s (“DTC”) Fast Automated Securities Transfer (“FAST”) Program, such that the shares of Common Stock can be delivered electronically. The shares of Common Stock to be issued are to be registered in the names of the registered holder of the Note. Notwithstanding anything herein to the contrary, the Transfer Agent shall not be liable for any delay in delivery of shares of Common Stock caused by the Holder’s brokerage firm failing to initiate the electronic request in the FAST system.

Once the Company’s obligations under the Note have been satisfied in full, the Investor agrees to provide written notification thereof (an e-mail being acceptable) to the Transfer Agent, which notification shall provide that the remaining Reserve Shares may be released. The Transfer Agent shall provide a copy of the relevant Notice of Conversion to the Company as soon as practicable following receipt from the Investor. The terms of these Instructions are non-assignable and may not be transferred for the benefit of any third party without the express written consent of the Company, which consent shall not be unreasonably withheld, delayed, denied, or conditioned. Any attempted assignment or transfer without such written consent shall be deemed void from inception and shall have no legal effect. The Company hereby represents and warrants that the Investor is aware of, and agrees to, the provisions of these Instructions in connection with the transaction which led to execution of these Instructions and the Note.

The shares will be issued within two (2) business days, not counting the day of receipt, following receipt of the Notice of Conversion and legal opinion. If the Company’s account is at least 30 days past due, the Investor is responsible for the prepaid Transfer Agent conversion and DWAC fees (although the Investor will have a right for reimbursement thereof from the Company in addition to any other rights provided to the Investor by the terms of the Note). In no event shall the Transfer Agent be required to issue and deliver shares without the prior payment of its fees solely related to the relevant issuance and delivery specified in the Notice of Conversion.

The Company and the Investor intend that these Instructions require the placement of a standard “1933 Act” restrictive legend on all applicable share certificates unless the Investor provides the Transfer Agent with an acceptable legal opinion stating that share certificates can be issued without a legend. So long as you have previously received confirmation from the Company (or Investor counsel) that the shares of Common Stock referenced in the Notice of Conversion have been registered under the Securities Act of 1933, as amended (the “1933 Act”), or otherwise may be sold pursuant to Rule 144 without any restriction, such shares should be transferred, at the option of the holder of the Note as specified in the Notice of Conversion, either (i) electronically by crediting the account of a Prime Broker with the DTC through its Deposit and Withdrawal at Custodian (also known as “DWAC”) system, inasmuch as you have stated that the Company is a participant therein or (ii) in certificated form without any legend that would restrict the transfer of such shares, and you should not place any stop-transfer instructions relating to such shares on your books and records. If a standard 1933 Act legend is required to be placed on any certificate representing such shares, it shall read as follows:

“THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL (WHICH COUNSEL SHALL BE SELECTED BY THE HOLDER), IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.”

The legend set forth above shall be removed and you are instructed to issue a certificate without such legend to the holder of any shares upon which it is stamped or to transfer such shares electronically, if: (a) such shares are registered for sale under an effective registration statement filed under the 1933 Act or otherwise may be sold pursuant to Rule 144 without any restriction, (b) such holder provides the Company and the transfer agent with an opinion of counsel, in form, substance and scope customary for opinions of counsel in comparable transactions (and satisfactory to you), to the effect that a public sale or transfer of such security may be made without registration under the 1933 Act and such sale or transfer is effected, and (c) such holder provides the Company and you with reasonable assurances that such shares of Common Stock can be sold pursuant to Rule 144. Nothing herein shall be construed to require the Transfer Agent to take any action that would violate state or federal rules, regulations, or law. If an instruction herein would require such a violation, such instructions, but not any other term herein, shall be void and unenforceable.

The Company shall indemnify and defend you and your officers, directors, principals, partners, agents and representatives, and hold each of them harmless from and against any and all loss, liability, damage, claim or expense (including the reasonable fees and disbursements of its and Transfer Agent’s attorney) incurred by or asserted against you or any of them arising out of or in connection with the Instructions, the performance of your duties hereunder and otherwise in respect hereof, including the costs and expenses of defending you or them against any claim or liability hereunder, except that the Company shall not be liable hereunder as to matters in respect of which it is judicially determined that you have acted with gross negligence or willful misconduct or in bad faith. You shall have no liability to the Company or the Investor in respect to any action taken or any failure to act in respect of this if such action was taken or omitted to be taken in good faith, and you shall be entitled to rely in this regard on the advice of counsel.

The Company agrees to pay all of your fees with terms provided by you. Further, the Company agrees that, in the event that if you resign as the Company’s transfer agent, the Company shall, within five (5) business days of such resignation, engage a suitable replacement transfer agent that will commence service as The Company’s transfer agent within such period of time, which replacement transfer agent shall agree to be bound by the terms and conditions of these Instructions. Finally, the Company agrees not to terminate you or to remove you as Transfer Agent unless and until it has engaged a suitable replacement transfer agent that has commenced service as transfer agent for the Company, which suitable replacement transfer agent has agreed to be bound by the terms and conditions of these Instructions.

The Investor and the Company agree and acknowledge that any suit, action, or proceeding in respect of the Note or any other suit, action or proceeding in respect of these Irrevocable Instructions that names the Investor and the Company as a party shall be commenced in the state and federal courts sitting in either the City of Reno in Washoe County, Nevada or the City of Las Vegas in Clark County, Nevada (“Nevada Courts”). In respect thereof, each of the Company the Investor hereby irrevocably submit to the exclusive jurisdiction of the Nevada Courts for the adjudication of any such dispute and each irrevocably waives, and agrees not to assert in any such suit, action, or proceeding, any claim that each is not personally subject to the jurisdiction of such Nevada Courts, or such Nevada Courts are improper or inconvenient venue for such proceeding.

The Company and the Investor expressly understand and agree that nothing in this Irrevocable Transfer Instruction Agreement shall require or be construed in any way to require that you, in your reasonable discretion as the Company’s transfer agent, take any action or refrain from taking any action that would violate federal or state rules, regulations, or laws, including, but not limited to the 1933 Act, the 1934 Act, and the rules and regulations promulgated thereunder by the SEC. If an instruction herein would require such a violation, the Company and the Investor expressly understand and agree that such instructions, but not any other term herein, shall be void and unenforceable.

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The Investor is intended to be a party to this Irrevocable Transfer Instruction Agreement and, for avoidance of doubt, is also an express third-party beneficiary hereof, and no amendment or modification to this Irrevocable Transfer Instruction Agreement and the instructions set forth herein may be made without the prior, written consent of the Investor.

Very truly yours,

REGEN BIOPHARMA, INC.

By: /s/ David Koos

Chief Executive Officer

Acknowledged and Agreed:

Nevada Agency and Stock Transfer Company

By: /s/ Amanda Cardinalli

Name: Amanda Cardinalli

Title: President

COVENTRY ENTERPRISES, LLC

By: /s/ Jack Bodenstein

Jack Bodenstein

Manager

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